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Exhibit 5.1

December 16, 2014

TGC Industries, Inc.
101 E. Park Blvd., Suite 955
Plano, TX 75074

Re:
TGC Industries, Inc. Registration Statement on Form S-4, Registration No. 333-199922

Ladies and Gentlemen:

        We have acted as counsel to TGC Industries, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-4, Registration No. 333-199922 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), initially filed by the Company with the Securities and Exchange Commission (the "Commission") on November 6, 2014, as thereafter amended or supplemented. The Registration Statement relates to the registration of up to 14,418,554 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued in connection with the merger of Riptide Acquisition Corp., a Texas corporation and a direct, wholly-owned subsidiary of the Company ("Riptide"), with and into Dawson Geophysical Company, a Texas corporation ("Dawson"), pursuant to the Agreement and Plan of Merger, dated October 8, 2014, among the Company, Riptide and Dawson (the "Merger Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Formation and the Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the Form of Amendment to the Amended and Restated Certificate of Formation of the Company, attached as Annex H to the Registration Statement (the "Charter Amendment"), (iii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and other related matters, (iv) the Registration Statement and all exhibits thereto, (v) the Merger Agreement and all schedules thereto, (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

        In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

        The opinion expressed herein is limited exclusively to the laws of the State of Texas and the statutory provisions and reported judicial decisions interpreting such laws and we have not considered, and express no opinion on, any other laws.

TGC Industries, Inc.
December 16, 2014

        In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (v) the Charter Amendment, in substantially the form reviewed by us, will have been approved by the shareholders of the Company and will have become effective, (vi) the shareholders of the Company will have approved the issuance of the Shares to the shareholders of Dawson in accordance with the terms of the Merger Agreement, (vii) the shareholders of Dawson will have approved the Merger Agreement, (viii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, and (ix) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or waived and such transactions will be consummated in accordance with the terms of the Merger Agreement.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ HAYNES AND BOONE, LLP
Haynes and Boone, LLP

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  Exhibit 5.1